EXHIBIT 10.56

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

Greenberg Traurig, LLP

3161 Michelson Drive, Suite 1000

Irvine, California 92612

Attention: Scott A. Morehouse, Esq.

SPACE ABOVE THIS LINE FOR RECORDER’S USE ONLY

DEED OF TRUST ASSIGNMENT OF LEASES

AND RENTS, SECURITY AGREEMENT, FIXTURE FILING

AND FINANCING STATEMENT

BY

CAMERON PARK SENIOR LIVING DELAWARE, LLC, a Delaware limited liability company,

as Grantor

TO

LAWYERS TITLE COMPANY, a California corporation,

as Trustee

FOR THE BENEFIT OF

KBS FINANCE LLC, a Delaware limited liability company,

as Beneficiary

I.	COVENANTS AND AGREEMENTS OF THE GRANTOR		8

	1.1	Recitals and Grant	8

	1.2	Payment of Liabilities	8

	1.3	Payment of Taxes	8

	1.4	Maintenance and Repair	8

	1.5	Sales; Liens	9

	1.6	Delivery of Documents; Access by Beneficiary	9

	1.7	Stamp and Other Taxes	10

	1.8	Insurance	10

	1.9	Eminent Domain	10

	1.10	Governmental Requirements	10

	1.11	No Mechanics’ Liens	11

	1.12	Continuing Priority	11

	1.13	Utilities	11

	1.14	Third Party Agreements	11

	1.15	Assignment of Leases and Rents and Collections; Future Leases	12

	1.16	The Beneficiary’s Performance	13

	1.17	Subrogation Rights	14

	1.18	Grantor’s Right to Contest	14

	1.19	Reserve for Taxes, Assessments and Insurance	14

	1.20	Transfer or Further Encumbrance of the Property	14

II.	DEFAULT		15

	2.1	Loan Documents	15

	2.2	Provisions of this Deed of Trust	15

	2.3	Sales and Liens	15

III.	REMEDIES		15

	3.1	Acceleration	15

	3.2	Remedies Cumulative	15

	3.3	Power of Sale; Judicial Foreclosure; Receiver	16

	3.4	Possession of the Premises; Remedies for Leases and Rents	18

	3.5	Personal Property	19

	3.6	Performance of Third Party Agreements	21

	3.7	No Liability on Beneficiary	21

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IV.	GENERAL		21

	4.1	Powers of Trustee	21

	4.2	Permitted Acts	22

	4.3	Indemnification	23

	4.4	Obligatory Future Advances	23

	4.5	Fixture Filing	23

	4.6	Security Agreement	24

	4.7	Full Reconveyance	24

	4.8	Notices	24

	4.9	Place of Organization	24

	4.10	Successors; Grantor; Gender	24

	4.11	Care by the Beneficiary	25

	4.12	Beneficiary Statements	25

	4.13	No Waiver; Writing	25

	4.14	Governing Law	25

	4.15	Attorneys’ Fees	25

	4.16	Waiver	25

	4.17	JURY TRIAL	26

	4.18	No Merger	26

	4.19	Time of Essence	26

	4.20	No Reliance by Others on the Premises; Single Zoning Lot and Tax Parcel	26

	4.21	Future Advances	27

	4.22	Beneficiary Not a Joint Venturer or Partner	27

	4.23	Inconsistency With Loan Agreement	27

V.	STATE LAW PROVISIONS		27

	5.1	Certain Matters Relating to Collateral Located in the State of California	27

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RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Greenberg Traurig, LLP 3161 Michelson Drive, Suite 1000 Irvine, California 92612 Attention: Scott A. Morehouse, Esq.

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS

SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

ATTENTION COUNTY RECORDER: THIS INSTRUMENT IS INTENDED TO BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO SECTION 9502 OF THE CALIFORNIA COMMERCIAL CODE. PORTIONS OF THE GOODS COMPRISING A PART OF THE MORTGAGED PROPERTY ARE OR ARE TO BECOME FIXTURES RELATED TO THE LAND DESCRIBED IN EXHIBIT A HERETO. THIS INSTRUMENT IS TO BE FILED FOR RECORD IN THE RECORDS OF THE COUNTY WHERE DEEDS OF TRUST ON REAL PROPERTY ARE RECORDED AND SHOULD BE INDEXED AS BOTH A DEED OF TRUST AND AS A FINANCING STATEMENT COVERING FIXTURES. THE ADDRESSES OF GRANTOR (DEBTOR) AND BENEFICIARY (SECURED PARTY) ARE SPECIFIED IN THE FIRST PARAGRAPH ON PAGE 1 OF THIS INSTRUMENT.

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS

SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Deed of Trust”) is made as of September 13, 2012, by CAMERON PARK SENIOR LIVING DELAWARE, LLC, a Delaware limited liability company (herein, together with its successors and assigns, the “Grantor”), and having its address at c/o Cameron Park Senior Living Delware, LLC, 2452 Bayview Avenue, Carmel, California 93923, Attention: Erik N. Pilegaard, to LAWYERS TITLE COMPANY, a California corporation (herein, together with its successors and substitutes the “Trustee”) for the benefit of KBS FINANCE LLC, a Delaware limited liability company (herein, as Agent for itself and each of the other Lenders (as defined in the hereinafter defined Loan Agreement) together with its successors and assigns, collectively, the “Beneficiary”) having its address at c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.

R E C I T A L S

A.         Loan Agreement and Promissory Notes.  Pursuant to that certain Loan Agreement (Senior Loan) dated as of even date herewith, by and among Grantor, Beneficiary and Lenders (herein, as the same may be amended, modified, revised or restated from time to time, is called the “Loan Agreement”), Beneficiary has agreed to make, and Grantor has agreed to take from Beneficiary, a loan (the “Loan”) in the original principal amount of Thirty Five Million Seven Hundred Fifty Thousand and No/100 Dollars ($35,750,000.00). Such Loan will be made pursuant to the terms and conditions set forth in the Loan Agreement. The Loan is evidenced by that certain Promissory Note Secured by Deed of Trust (Senior Loan), dated of even date herewith, in the original principal amount of Thirty Five Million Seven Hundred Fifty Thousand and No/100 Dollars ($35,750,000.00) (as the same may be amended, modified or restated from time to time, the “Note” or “Notes”), executed by Grantor in favor of Beneficiary.

The Loan shall bear interest and be payable as provided in the Notes and shall be due and payable in full on the date set forth in the Notes, unless accelerated or prepaid pursuant to the terms of the Loan Agreement, the Notes or the other Loan Documents (as defined in the Loan Agreement).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.         Loan Documents.  The Loan Agreement, the Notes and any other documents and instruments executed and delivered in connection with the Loan Agreement, the Notes or as security therefor, including, without limitation, this Deed of Trust, the Guaranty of Non-Recourse Carve-Outs, the Unsecured Environmental Indemnity Agreement, the Consent and Subordination of Manager, the Pledge and Assignment of Reserve Accounts, the Clearing Account Agreement, the Cash Management Agreement, the Deposit Account Control Agreement, the Depository Bank Agreement, and the Certificate of No Material Change or Damage (each as defined in the Loan Agreement) and each as the same may be amended, modified or restated from time to time, are hereinafter collectively referred to as the “Loan Documents”.

C.         The Liabilities.  As used in this Deed of Trust, the term “Liabilities” means and includes all of the following:

(i)      all performance and payment obligations to the Beneficiary arising under or in connection with the Loan Agreement, the Notes, this Deed of Trust or any of the other Loan Documents (as such term is defined in the Notes) other than the obligations under each of the Environmental Indemnity and the Guaranty, which obligations are and shall remain, for as long as Beneficiary deems necessary, unsecured obligations; and

(ii)     all payment, reimbursement, indemnification and other obligations to the Beneficiary in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, arising out of or in connection with the Loan Agreement, the Notes, this Deed of Trust or any of the other Loan Documents;

(iii)    all indebtedness of any kind arising under, and all amounts of any kind which at any time become due or owing to the Beneficiary under or with respect to, all of the covenants, obligations and agreements in, under or pursuant to the Loan Agreement, the Notes, this Deed of Trust, and the other Loan Documents;

(iv)    any and all advances, costs or expenses paid or incurred by the Beneficiary (a) to protect any or all of the Collateral (hereinafter defined) and other collateral under the Loan Documents, (b) to perform any obligation of the Grantor hereunder and any obligation of the Grantor under the Loan Agreement, the Notes or any other Loan Documents or collect any amount owing to the Beneficiary, which is secured hereby or under the Loan Documents;

(v)     all amounts that may hereafter be loaned to Borrower, or its successors or assigns, by Beneficiary when evidenced by a promissory note or notes executed by Borrower reciting that they are secured by this Deed of Trust;

(vi)    interest on all of the foregoing including, where applicable, interest at the Default Interest Rate (as defined in the Notes) as applicable to the Note Rate (as defined in the Notes); and

(vii)   all costs of enforcement and collection (including, without limitation, reasonable attorneys’ fees and court costs) of this Deed of Trust, the Loan Documents and any of the foregoing.

D.        The Collateral.  For purposes of this Deed of Trust, the term “Collateral” means and includes all right, title and interest of the Grantor, if any, in and to all of the following:

(i)      Real Estate.  All of the land described on Exhibit A attached hereto (the “Land”), together with all and singular the tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now or hereafter belonging or in anyway appertaining to the Land (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all development rights, air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Land; all estate, claim, demand, right, title or interest of the Grantor in and to any street, road, highway, or alley (vacated or otherwise) adjoining the Land or any part thereof; all strips and gores belonging, adjacent or pertaining to the Land; and any after-acquired title to any of the foregoing (all of the foregoing is herein referred to collectively as the “Real Estate”);

(ii)     Improvements and Fixtures. All buildings, structures, replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter located or erected on the Real Estate, together with all building or construction materials, equipment, appliances, machinery, plant equipment, fittings, apparatus, fixtures and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the Real Estate, including (without limitation) all motors, boilers, engines and devices for the operation of pumps, and all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment (all of the foregoing is herein referred to collectively as the “Improvements”);

(iii)    Personal Property. All furniture, furnishings, equipment (including, without limitation, telephone and other communications equipment, window cleaning, building cleaning, monitoring, garbage, air conditioning, pest control and other equipment), and all other tangible property of any kind or character now or hereafter owned or purported to be owned by the Grantor and used or useful in connection with the Real Estate, regardless of whether located on the Real Estate or located elsewhere including, without limitation, all rights of the Grantor under any lease to furniture, furnishings, fixtures and other items of personal property at any time during the term of such lease and all rights under and to the escrow accounts, if any, and all interest thereon established and maintained pursuant to the Loan Documents (all of the foregoing is herein referred to collectively as the “Goods”);

(iv)     Intangibles. All licenses, permits and governmental approvals, goodwill, trademarks, trade names, option rights, purchase contracts, books and records and general intangibles of the Grantor relating to the Premises (defined below) and all accounts, contract rights, instruments, chattel paper and other rights of the Grantor for payment of money to it for property sold or lent by it, for services rendered by it, for money lent by it, or for advances or deposits made by it, and any other intangible property of the Grantor related to the Real Estate or the Improvements (all of the foregoing is herein referred to collectively as the “Intangibles”);

(v)      Rents. All rents, revenues, issues, profits, royalties, avails, income and other benefits derived or owned by the Grantor directly or indirectly from the Premises, including without limitation, judgments, settlements or bankruptcy claims for unpaid rents or damages arising in connection with any rejection of a Lease (defined below) in bankruptcy as well as rental loss insurance proceeds and claims therefor (all of the foregoing is herein collectively called the “Rents”);

(vi)     Leases. All rights of the Grantor under all leases, subleases, licenses, occupancy agreements, concessions or other arrangements, whether written or oral, whether now existing or entered into at any time hereafter, whereby any person agrees to pay money or any consideration for the use, possession or occupancy of, or any estate in, the Premises or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof (all of the foregoing, as each of the same may be amended and modified from time to time, is herein referred to collectively as the “Leases”);

(vii)   Plans. All rights of the Grantor, if any, to plans and specifications, designs, drawings and other matters prepared in connection with the Premises (all of the foregoing, as each of the same may be amended and modified from time to time, is herein called the “Plans”);

(viii)  Contracts for Services. All rights of the Grantor, if any, under any contracts executed by the Grantor with any provider of goods or services for or in connection with any construction undertaken on, or services performed or to be performed in connection with, the Real Estate, including any architect’s contract and any management agreement (all of the foregoing, as each of the same may be amended and modified from time to time, is herein referred to collectively as the “Contracts for Services”);

(ix)    Contracts for Sale or Financing. All rights of the Grantor, if any, as seller or borrower under any agreement, contract, understanding or arrangement pursuant to which the Grantor has or may hereafter have, with the prior written consent of the Beneficiary, obtained the agreement of any person to pay or disburse any money for the Grantor’s sale (or borrowing on the security) of the Collateral or any part thereof (all of the foregoing, as each of the same may be amended and modified from time to time, is herein referred to collectively as the “Contracts for Sale”);

(x)     Accounts. All reserves, escrows and deposit accounts maintained by Grantor with respect to the Property, including, without limitation, all accounts established or maintained pursuant to the Cash Management Agreement, the Clearing Account Agreement and the Pledge and Assignment of Reserve Accounts, together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(xi)    Other Property. All other property or rights of the Grantor of any kind or character related to the Real Estate or the Improvements, and all proceeds (including insurance and condemnation proceeds) and products of any of the foregoing. (All of the Real Estate and the Improvements, and any other property which is real estate under applicable law, is sometimes referred to collectively herein as the “Premises”; and all of the Collateral other than the Premises is sometimes referred to herein as the “Personal Property”); and

(xii)   Additional Rights.

   1.         All payments due, or received, from residents, second party charges added to base rental income, base and/or additional meal sales, commercial operations located on the Property or provided as a service to the residents of the Property, rental from guest suites, seasonal lease charges, furniture leases, and laundry services and any and all other services provided to residents in connection with the Property, excluding personal property belonging to residents of the Property (other than Personal Property belong to Grantor);

   2.         Subject to applicable law and regulations, all licenses and contracts relating to the operation and authority to operate the Property as a Seniors Housing Facility; and

   3.         All third party payments arising from the operation of the Property as a Seniors Housing Facility, utility deposits, unearned premiums accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Grantor and all proceeds of any conversion of the Property or any part thereof including, without limitation, proceeds of hazard, property, flood and title insurance and all awards and compensation for the taking by eminent domain, condemnation or otherwise, of all or any part of the Property or any easement therein.

G R A N T

NOW THEREFORE, for and in consideration of the Beneficiary’s making any loan, advance or other financial accommodation to or for the benefit of the Grantor, including sums advanced and readvanced under the Loan Agreement or the Notes, and in consideration of the various agreements contained herein, in the Loan Agreement, the Notes and in the Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantor, and in order to secure the full, timely and proper payment and performance of each and every one of the Liabilities,

GRANTOR DOES HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANT, BARGAIN, TRANSFER, SELL, ASSIGN AND CONVEY TO TRUSTEE, AND ITS SUCCESSORS IN TRUST FOREVER, WITH POWER OF SALE, TOGETHER WITH THE RIGHT OF ENTRY AND POSSESSION, FOR THE BENEFIT AND SECURITY OF BENEFICIARY ALL OF THE COLLATERAL AND THE GRANTOR DOES HEREBY GRANT, BARGAIN, TRANSFER, SELL, ASSIGN AND CONVEY TO THE TRUSTEE FOR THE BENEFIT OF THE BENEFICIARY A CONTINUING SECURITY INTEREST IN AND TO ALL OF THE COLLATERAL.

TO HAVE AND TO HOLD the Premises unto the Trustee, its successors and substitutes in trust, forever, hereby expressly waiving and releasing any and all right, benefit, privilege, advantage or exemption under and by virtue of any and all statutes and laws of the state or other jurisdiction in which the Real Estate is located providing for the exemption of homesteads from sale on execution or otherwise.

The Grantor hereby covenants with and warrants to the Beneficiary and to the purchaser at any foreclosure sale: that at the execution and delivery hereof it is well seized of the Premises, and of a good, indefeasible estate therein, in fee simple; that the Collateral is free from all encumbrances whatsoever (and any claim of any other person thereto) other than (i) the security interest granted to the Beneficiary herein and pursuant to the Loan Documents and (ii) the encumbrances and other matters set forth in the title insurance policy insuring the lien of this Deed of Trust in favor of the Beneficiary (collectively, the “Permitted Exceptions”); that it has good and lawful right to sell, mortgage and convey the Collateral; and that it and its successors and assigns will forever warrant and defend the Collateral against all claims and demands whatsoever with the exception of the Permitted Exceptions.

I. COVENANTS AND AGREEMENTS

OF THE GRANTOR

Further to secure the payment and performance of the Liabilities, the Grantor hereby covenants, warrants and agrees with the Beneficiary as follows:

1.1         Recitals and Grant.  The Recitals and Grant set forth above are true and correct and are incorporated herein by reference.

1.2         Payment of Liabilities.  The Grantor agrees that it will pay, or will cause to be paid, timely and in the manner required in the appropriate documents or instruments, all amounts due hereunder and under the Loan Documents and all other Liabilities (including fees and charges). All sums payable by the Grantor hereunder shall be paid without demand, counterclaim, offset, deduction or defense. The Grantor waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

1.3         Payment of Taxes.  Subject to Section 1.18 hereof, the Grantor will pay or cause to be paid when due all taxes and assessments, general or special, and any and all levies, claims, charges, expenses and liens, ordinary or extraordinary, governmental or non-governmental, statutory or otherwise, due or to become due, that may be levied, assessed, made, imposed or charged on or against the Collateral or any property used in connection therewith. In addition, the Grantor will pay when due any tax or other charge on the interest or estate in lands created or represented by this Deed of Trust or by any of the Loan Documents, whether levied against the Grantor or the Beneficiary or otherwise. Upon request of Beneficiary, Grantor will submit to the Beneficiary all receipts showing payment of all of such taxes, assessments and charges.

1.4         Maintenance and Repair.  The Grantor will:

(a)         not abandon the Premises;

(b)         not do, or suffer anything to be done, which would depreciate or impair the value of the Collateral or the security of this Deed of Trust;

(c)         not remove or demolish any of the Improvement;

(d)         pay promptly for all labor and materials for all construction, repairs, demolition and improvements to or on the Premises;

(e)         not make any changes, additions or alterations to the Premises or the Improvements except as required by any applicable governmental requirement or as otherwise approved in writing by Beneficiary;

(f)          maintain, preserve and keep the Goods and the Improvements in good, safe and insurable condition and repair and promptly make any needful and proper repairs, replacements, renewals, additions or substitutions required by wear, damage, obsolescence or destruction, all as promptly as possible under the circumstances but in all cases in compliance with any time period provided under applicable requirements of governmental authorities and insurance underwriters;

(g)         not commit, suffer, or permit waste of any part of the Premises; and

(h)         maintain all grounds and abutting streets and sidewalks which it has an obligation to maintain in good and neat order and repair.

1.5         Sales; Liens.  Without in any way limiting the provisions of the Loan Agreement, and except as otherwise expressly permitted in the Loan Agreement, the Grantor will not:

(a)         Sales: sell, contract to sell, assign, transfer or convey, or permit to be transferred or conveyed, the Collateral or any part thereof or any interest or estate in any thereof (including any conveyance into a trust or any conveyance of the beneficial interest in any trust that may be holding title to the Premises) or remove any of the Collateral from the Premises or from the state in which the Real Estate is located; or

(b)         Liens: create, suffer or permit to be created or to exist any deed of trust, mortgage, lien, claim, security interest, charge, encumbrance or other right or claim of any kind whatsoever (whether voluntarily or by operation of law) upon the Collateral or any part thereof or any of the Third Party Agreements (defined below), except those of current taxes not then due and payable, the Permitted Exceptions and mechanic’s liens being diligently contested in good faith and continuing in accordance with Section 1.18 hereof.

1.6         Delivery of Documents; Access by Beneficiary.

(a)         Delivery of Documents.  The Grantor will at all times deliver to the Beneficiary either all of its executed originals (in the case of chattel paper or instruments) or (in all other cases), if requested by Beneficiary, certified copies of all Leases, agreements creating or evidencing Intangibles, Plans, Contracts for Services, Contracts for Sale, all amendments and supplements thereto, and any other document which is, or which evidences, governs, or creates, Collateral.

(b)         Access by Beneficiary.  In accordance with the terms of the Loan Agreement, Beneficiary shall have the right to, among other things, enter onto, inspect, perform tests (including environmental studies and assessments in connection with the preparation of, or enforcement of, its rights and remedies under the Loan Documents) and investigate the Premises and the Collateral and the books, records and documents relating thereto.

1.7         Stamp and Other Taxes.  If the Federal, or any state, county, local, municipal or other government or any subdivision of any thereof having jurisdiction, shall levy, assess or charge any tax (excepting therefrom any income tax on the Beneficiary’s receipt of interest payments on the principal portion of the Liabilities), assessment or imposition upon this Deed of Trust, any of the other Liabilities, or any of the other Loan Documents, the interest of the Beneficiary in the Collateral, or any of the foregoing, or upon the Beneficiary by reason of or as holder of any of the foregoing, or shall at any time or times require revenue stamps to be affixed to this Deed of Trust or any of the other Loan Documents, the Grantor shall pay, or cause to be paid, all such taxes and stamps to or for the Beneficiary as they become due and payable. If any law or regulation is enacted or adopted permitting, authorizing or requiring any tax, assessment or imposition to be levied, assessed or charged, which law or regulation prohibits the Grantor from paying the tax, assessment, stamp, or imposition to or for the Beneficiary, then such event shall constitute an Event of Default hereunder and all sums hereby secured shall become immediately due and payable at the option of the Beneficiary.

1.8         Insurance.  The Grantor will at all times maintain or cause to be maintained on the Goods, the Improvements and on all other Collateral, all insurance required pursuant to the terms of the Loan Agreement. All claims for insurance proceeds shall be settled, and the insurance proceeds disbursed and applied, in accordance with the terms of the Loan Agreement. Grantor has assigned to Beneficiary all of its right, title and interest in, to and under all insurance proceeds as provided herein and in the Loan Agreement.

1.9         Eminent Domain.  In case the Collateral, or any part or interest in any thereof, is taken by condemnation or eminent domain, all Condemnation Awards (as defined in the Loan Agreement) are to be settled, assigned and applied in accordance with the terms of the Loan Agreement. Grantor has assigned to the Beneficiary all of its right, title and interest in, to and under all Condemnation Awards as provided in the Loan Agreement.

1.10       Governmental Requirements.

(a)         Compliance With Laws.   The Grantor will at all times comply with, and cause the Collateral and the use and condition thereof to comply with, all federal, state, county, municipal, local and other governmental statutes, ordinances, requirements, regulations, rules, orders and decrees of any kind whatsoever that apply or relate to the Grantor or the Collateral or the use thereof, including, without limitation, all federal, state, county and local laws relating to handicapped access to the Premises. Notwithstanding the foregoing, the Grantor shall have the right to diligently contest any such governmental requirement so long as (i) no Event of Default has occurred and is continuing, (ii) Grantor has provided Beneficiary with prior written notice of its intention to contest such governmental requirements, (iii) the contest is in good faith and by appropriate legal proceedings, (iv) adequate reserves are being maintained and (v) forfeiture of any part of the Collateral will not result from the Grantor’s failure to comply with such governmental requirement during the period of such contest.

(b)         Compliance With Permits.   The Grantor further agrees that it will observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, privileges, franchises and concessions (including, without limitation, those relating to land use and development, landmark preservation, construction, access, water rights and use, noise, environmental pollution and hazardous waste and substances) which are applicable to the Grantor or have been granted for the Collateral or the use thereof.

(c)         Changes in Use; Zoning.   Unless required by applicable law, or unless Beneficiary has otherwise first agreed in writing, the Grantor shall not make or allow any changes to be made in the nature of the occupancy or use of the Premises or any portion thereof for which the Premises or such portion was intended at the time this Deed of Trust was delivered. The Grantor shall not initiate or acquiesce in any change in any zoning or other land use classification now or hereafter in effect and affecting the Premises or any part thereof without in each case obtaining the Beneficiary’s prior written consent thereto.

1.11       No Mechanics’ Liens.   Subject to Section 1.18 hereof, the Grantor will not suffer any mechanic’s, laborer’s or materialmen’s lien to be created or remain outstanding upon the Premises or any part thereof. In addition, it is further expressly made a covenant and condition hereof that the lien of this Deed of Trust shall extend to any and all improvements and fixtures now or hereafter on the Premises, prior to any other lien thereon that may be claimed by any person, so that subsequently accruing claims for lien on the Premises shall be junior and subordinate to this Deed of Trust. All contractors, subcontractors, and other parties dealing with the Premises, or with any parties interested therein, are hereby required to take notice of the above provisions. The Grantor agrees to promptly deliver to the Beneficiary a copy of any notices that the Grantor receives with respect to any pending or threatened lien or the foreclosure thereof.

1.12       Continuing Priority.   The Grantor will (a) pay such fees, taxes and charges, execute and file (at the Grantor’s expense) such financing statements, obtain such acknowledgements or consents, notify such obligors or providers of services and materials and do all such other acts and things as the Beneficiary may from time to time request to establish and maintain a valid and perfected lien on and security interest in the Collateral, subject only to the Permitted Exceptions; and (b) keep all tangible Collateral on the Real Estate except as the Beneficiary may otherwise consent in writing.

1.13       Utilities.   The Grantor will pay or cause to be paid all utility charges incurred in connection with the Collateral promptly when due and maintain all utility services available for use at the Premises.

1.14       Third Party Agreements.

(a)         Performance of Obligations.   The Grantor will, for the benefit of the Beneficiary, fully and promptly keep, observe, perform and satisfy each obligation, condition, covenant, and restriction of the Grantor affecting the Premises or imposed on it under any “Third Party Agreements” so that there will be no default thereunder and so that the persons (other than the Grantor) obligated thereon shall be and remain at all times obligated to perform for the benefit of the Beneficiary. The Grantor will not permit to exist any condition, event or fact which could allow or serve as a basis or justification for any such person to avoid such performance. The Grantor shall promptly deliver to the Beneficiary copies of any demands or notices of default sent or received by the Grantor in connection with any Third Party Agreement and allow the Beneficiary the right, but not the obligation, to cure any such default. For purposes hereof, “Third Party Agreements” shall mean all agreements between the Grantor (or its predecessor(s) in title) relating to the Collateral or the Liabilities secured hereby, including, without limitation, all reciprocal easement agreements and covenants, conditions and restrictions affecting the Premises, the Management Agreement (as defined in the Loan Agreement), the Contracts for Sale, Contracts for Services, the Intangibles and any other document imposing an obligation, covenant or restriction against the Collateral or Grantor. The term “Third Party Agreement” shall not, however, include the Leases.

(b)         Enforceability.   In addition, the Grantor will enforce, at its expense, each and every obligation of the parties (other than the Grantor) under the Third Party Agreements. Without the prior written consent of the Beneficiary, the Grantor shall not (i) collect the proceeds of any Intangibles more than thirty (30) days before the same shall be due and payable; (ii) modify, amend, cancel or terminate any of the Third Party Agreements, or (iii) in any other manner impair Beneficiary’s rights and interest with respect to the Third Party Agreements.

1.15       Assignment of Leases and Rents and Collections; Future Leases.

(a)         Assignment; License.   Grantor irrevocably, absolutely and unconditionally assigns and transfers to Beneficiary all of Grantor’s right, title and interest (but not the obligations) in, to and under the Leases now existing or hereafter entered into, and all of the Rents, whether now due, past due, or to become due, and including all prepaid rents and security deposits, and all other amounts due with respect to any of the other Collateral. Beneficiary shall hold and apply all such Leases and Rents in payment or reimbursement of the Liabilities and all other sums payable under this Deed of Trust and the Loan Documents. So long as no Event of Default has occurred and is continuing, the Grantor shall have a license to collect and receive all Rents and other amounts. Grantor shall hold any Rents received under the foregoing license in trust for the benefit of Beneficiary. Upon the occurrence of an Event of Default, Grantor’s right to collect and receive and obtain the Rents under the foregoing license shall automatically be revoked without regard to the adequacy of Beneficiary’s security hereunder and without notice to or demand upon the Grantor. Thereafter, until an Event of Default no longer exists Beneficiary shall have the sole right, with or without taking possession of the Premises, to collect all Rents. This is an absolute assignment and not an assignment for security only.

(b)         Mortgagee-in-Possession.   It is understood and agreed that neither the foregoing assignment to the Beneficiary nor the exercise by the Beneficiary of any of its rights or remedies under Article III hereof shall be deemed to make the Beneficiary a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Collateral or the use, occupancy, enjoyment of any portion thereof, unless and until the Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Collateral by any court at the request of the Beneficiary or by agreement with the Grantor, or the entering into possession of any part of the Collateral by such receiver, be deemed to make the Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Collateral or the use, occupancy, enjoyment or operation of all or any portion thereof.

(c)         Notice to Tenants.   Upon the occurrence of any Event of Default, this Deed of Trust shall constitute a direction to and full authority to each lessee under any Leases, each guarantor of any of the Leases and any other person obligated under any of the Collateral to pay all Rents and other amounts to the Beneficiary without proof of the Event of Default relied upon. The Grantor hereby irrevocably authorizes each such person to rely upon and comply with any notice or demand by the Beneficiary for the payment to the Beneficiary of any Rents and other amounts due or to become due under such documents.

(d)         Application of Rents; Future Assurance.   The Grantor shall apply the Rents and other amounts to the payment of all necessary and reasonable operating costs and expenses of the Collateral, debt service on the Liabilities and otherwise in compliance with the provisions of the

Loan Documents. The Grantor shall at any time or from time to time, upon request of the Beneficiary, transfer and assign to the Beneficiary in such form as may be satisfactory to the Beneficiary, the Grantor’s interest in any of the Leases.

(e)         Assignment by Beneficiary.   The Beneficiary shall have the right to assign the Beneficiary’s right, title and interest in any Leases to any subsequent holder of this Deed of Trust or any participating interest therein or to any person acquiring title to all or any part of the Collateral through foreclosure, deed-in-lieu or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to the Beneficiary.

(f)         Remedies.   Without limiting the remedies contained in Article III, upon the occurrence and during the continuation of any Event of Default, the Beneficiary shall have the right to execute new leases of any part of the Collateral, including leases that extend beyond the term of this Deed of Trust. At any time after the occurrence and during the continuation of an Event of Default, the Beneficiary shall have the authority, as the Grantor’s attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of the Grantor and to bind the Grantor on all papers and documents relating to the operation, leasing and maintenance of the Collateral.

(g)         Future Leases.   From and after the date hereof, all Leases entered into in connection with the Premises shall be made in accordance with the terms and conditions of the Loan Agreement.

1.16      The Beneficiary’s Performance. If the Grantor fails to pay or perform any of its obligations herein contained (including payment of expenses of foreclosure and court costs), the Beneficiary may (but need not), as agent or attorney-in-fact of the Grantor, after the expiration of any applicable notice or cure period (except in the case of an emergency affecting the Premises or the lien of this Deed of Trust, in which case no notice or cure period shall be applicable) make any payment or perform (or cause to be performed) any obligation of the Grantor hereunder, in any form and manner deemed expedient by the Beneficiary, and any amount so paid or expended (plus reasonable compensation to the Beneficiary for its out-of-pocket and other expenses for each matter for which it acts under this Deed of Trust), with interest thereon at the Default Interest Rate (as defined in the Notes) applicable to the Note Rate (as defined in the Notes), shall be added to the principal debt hereby secured and shall be repaid to the Beneficiary upon demand.

By way of illustration and not in limitation of the foregoing, the Beneficiary may (but need not) do all or any of the following, as applicable: (a) make payments of principal or interest or other amounts on account of any lien, encumbrance or charge on any of the Collateral; (b) complete construction; (c) make repairs; (d) collect Rents; (e) prosecute collection of the Collateral or proceeds thereof; (f) purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof; (g) contest any tax or assessment; and (h) redeem from any tax sale or forfeiture affecting the Premises or any easement benefitting the Premises.

In making any payment or securing any performance relating to any obligation of the Grantor hereunder, the Beneficiary shall be the sole judge of the legality, validity and amount of any lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of the Beneficiary shall ever be considered as a waiver of any right accruing to it on account of the occurrence of any matter which constitutes an Event of Default.

1.17       Subrogation Rights.   To the extent that the proceeds of the Loan are used, directly or indirectly, to pay off, satisfy or discharge, in whole or in part, any outstanding lien, charge or prior encumbrance against the Collateral or any part thereof, then as additional security hereunder, Beneficiary shall be subrogated to any and all rights, superior titles and liens owned or claimed by any owner or holder of such outstanding liens, charges and prior encumbrances, however remote and irrespective of whether said liens, charges or encumbrances have been released of record by the holder thereof upon payment.

1.18       Grantor’s Right to Contest.   Grantor may contest or object to the legal validity or amount of any tax or any mechanics’ or materialmen’s lien on the Premises on and subject to the following conditions: (i) no Event of Default has occurred and remains uncured, (ii) after having given Beneficiary at least five (5) Business Days’ prior written notice of its intention to institute such proceedings, Grantor shall in good faith have instituted appropriate legal proceedings with respect thereto, the pendency of which shall have the legal effect of staying the effectiveness and enforcement of such taxes or lien (as the case may be) and any and all other remedies relating thereto which may affect the Premises or the title thereto, and Grantor shall at all times thereafter prosecute such proceedings diligently and in good faith to completion; and (iii) Grantor shall either (A) have duly paid the full amount of the tax or lien under protest or (B) have fully bonded over or title-insured over such tax or lien to Beneficiary’s full satisfaction (such title endorsement to affirmatively cover costs of defense).

1.19       Transfer or Further Encumbrance of the Property.   Except as otherwise specifically provided in the Loan Agreement, without Beneficiary’s prior written consent, which consent may be granted or withheld in Beneficiary’s sole and absolute discretion, Grantor shall not (i) sell, assign, convey, transfer or otherwise dispose of any legal, beneficial or equitable interest in all or any part of the Property, (ii) permit or suffer any owner, directly or indirectly, of any beneficial interest in the Property or Grantor to transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or otherwise, or (iii) mortgage, hypothecate or otherwise encumber or permit to be encumbered or grant or permit to be granted a security interest in all or any part of the Property or Grantor or any beneficial or equitable interest in either the Property or Grantor.

II. DEFAULT

Each of the following shall constitute an event of default (an “Event of Default”) hereunder:

2.1         Loan Documents.   The occurrence of an Event of Default under the terms and provisions of the Loan Agreement or any of the other Loan Documents (as defined in the Loan Agreement or such other Loan Documents); or

2.2         Provisions of this Deed of Trust.   Non-compliance by the Grantor with, or failure by the Grantor to perform, any agreement contained herein (other than any non-compliance or failure which constitutes an Event of Default under Section 2.1 or 2.3) and continuance of such non-compliance or failure for five (5) days (after written notice) with respect to the payment of any amounts required to be paid under this Deed of Trust (other than amounts required to be paid under the Notes) or for thirty (30) days after notice thereof to the Grantor from the Beneficiary with respect to all other non-monetary defaults under this Deed of Trust; provided, however, that if such non-monetary default cannot, with diligence, be cured within such thirty (30) day period, then so long as Grantor is diligently pursuing a cure for such default, Grantor shall have an additional thirty (30) days after the expiration of the initial thirty (30) days within which to cure such default.

2.3         Sales and Liens.   A default by the Grantor under Section 1.5 for which there is no notice or cure period.

III. REMEDIES

3.1         Acceleration.   Upon the occurrence of any Event of Default, the entire outstanding Liabilities together with interest thereon at the Default Interest Rate as applied to the Note Rate shall (a) automatically become immediately due and payable in the event of the occurrence of an Event of Default under Section 16(a) of the Loan Agreement and (b) at the option of the Beneficiary, exercised at any time while such Event of Default is continuing, become immediately due and payable in the event of occurrence of any other Event of Default.

3.2         Remedies Cumulative.   No remedy or right of the Beneficiary hereunder or under any of the Loan Documents, or otherwise available under applicable law or in equity, shall be exclusive of any other right or remedy, but each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under any such document or under applicable law or in equity. No delay in the exercise of, or omission to exercise, any remedy or right accruing on any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by the Beneficiary. All obligations of the Grantor, and all rights, powers and remedies of the Beneficiary, expressed herein shall be in addition to, and not in limitation of, those provided by law or in equity or in any of the Loan Documents or any other written agreement or instrument relating to any of the Liabilities or any security therefor.

3.3         Power of Sale; Judicial Foreclosure; Receiver.

(a)         Power of Sale.   Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust and the Notes and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

i)         Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, mailed or delivered to Grantor such notice of default and election to sell as is then required by law and by this Deed of Trust. Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Premises at time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction, to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including without limitation Grantor, Trustee or Beneficiary, may purchase at such sale and Grantor hereby covenants to warrant and defend the title of such purchaser or purchasers. If allowed by law, Beneficiary, if it is the purchaser, may turn in the Notes at the amount owing thereon toward payment of the purchase price (or for endorsement of the purchase price as a payment on the Notes if the amount owing thereon exceeds the purchase price). Grantor hereby expressly waives any right of redemption after sale that Grantor may have at the time of sale or that may apply to the sale.

ii)       After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including costs of evidence of title in connection with sale and reasonable Trustee’s and attorneys’ fees for conducting the sale, Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof and not then repaid (with accrued interest at the Default Interest Rate as applied to the Note Rate), and to all other sums then secured hereby in such order as Beneficiary shall determine, and the remainder, if any, to the person or persons legally entitled thereto.

iii)      Trustee may postpone sale of all or any portion of the Premises by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or by subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement; or Trustee may, in its discretion, give a new notice of sale. Beneficiary may rescind any such notice of default at any time before Trustee’s sale by executing a notice of rescission and recording the same. The recordation of such notice shall constitute a cancellation of any prior recorded declaration of default and demand for sale and of any acceleration of maturity of the indebtedness hereby secured effected by any prior declaration or notice of default. The exercise by Beneficiary of the right of rescission shall not constitute a waiver of any default and demand for sale, or notices of default and of election to cause the Land to be sold, nor otherwise affect the Notes or this Deed of Trust, or any of the rights, obligations or remedies of Beneficiary or Trustee hereunder.

(b)         Judicial Foreclosure.   Upon the occurrence of any Event of Default, Beneficiary shall have the right immediately to foreclose this Deed of Trust by applicable judicial proceedings.

(c)         Receiver; Beneficiary-in-Possession.   Upon the filing of any complaint for that purpose, the court in which such complaint is filed may, upon application of Beneficiary or Trustee or at any time thereafter, either before or after foreclosure sale, and without notice to Grantor or to any party claiming under Grantor and without regard to the solvency or insolvency at the time of such application of any person then liable for the payment of any of the Liabilities, without regard to the then value of the Premises or whether the same shall then be occupied, in whole or in part, as a homestead, by the owner of the equity of redemption, and without regarding any bond from the complainant in such proceedings, appoint a receiver for the benefit of the Beneficiary, or permit Beneficiary or Trustee to take possession, charge, and control of the Premises, to lease the same, to keep the buildings thereon insured and in good repair, and to collect all Rents during the pendency of such foreclosure suit, and, in case of foreclosure sale, during any period of redemption.

(d)         Powers of Receiver, Beneficiary and Trustee.   The court may, from time to time, authorize said receiver, Trustee or the Beneficiary, as mortgagee-in-possession, to apply the net amounts received by Trustee or the Beneficiary remaining in its hands, after deducting reasonable compensation for itself and its counsel as allowed by the court, in payment (in whole or in part) of any or all of the Liabilities, including without limitation the following, in such order of application as Beneficiary may elect: (i) amounts due under the Loan Documents, (ii) amounts due upon any decree entered in any suit foreclosing this Deed of Trust, (iii) costs and expenses (including, without limitation, attorneys fees and court costs) of foreclosure and litigation upon the Premises, (iv) insurance premiums, repairs, taxes, special assessments, water charges and interest, penalties and costs, in connection with the Premises, (v) any other lien or charge upon the Premises that may be or become superior to the lien of this Deed of Trust, or of any decree foreclosing the same and (vi) all moneys advanced by Beneficiary to cure or attempt to cure any Event of Default by Grantor in the performance of any obligation or condition contained in any Loan Documents or this Deed of Trust or otherwise, to protect the security hereof provided herein, or in any Loan Documents, with interest on such advances at the Default Interest Rate applicable to the Note Rate, and any balance shall be applied by Beneficiary toward the payment of the Indebtedness in such order and application as Beneficiary may from time to time elect.

(e)         Partial Foreclosure; Separate Sales.   This Deed of Trust may be foreclosed once against all, or successively against any portion or portions, of the Premises, as Beneficiary may elect, until all of the Premises have been foreclosed against and sold. As part of the foreclosure, Beneficiary in its discretion may, with or without entry, personally or by attorney, cause Trustee to sell to the highest bidder all or any part of the Premises, and all right, title, interest, claim and demand therein, and the right of redemption thereof, as an entirety, or in separate lots, as Beneficiary may elect, and in one sale or in any number of separate sales held at one time or at any number of times, all in any manner and upon such notice as provided by applicable law.

(f)         Transfer of Title.   Upon the completion of any such sale or sales and any necessary confirmation thereof by the court, Trustee shall transfer and deliver, or cause to be transferred and delivered, to the purchaser or purchasers the property so sold, in the manner and form as provided by applicable law.

(g)         Beneficiary’s Right to Bid in Liabilities.   In the case of any sale of the Premises pursuant to any judgment or decree of any court at public auction or otherwise, Beneficiary may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Liabilities and any claims for the debt in order that there may be credited as paid on the purchase price the amount of such Liabilities and debt. In case of any foreclosure of this Deed of Trust (or the commencement of or preparation therefor) in any court, all expenses of every kind paid or incurred by the Beneficiary for the enforcement, protection or collection of this security, including court costs, reasonable attorneys’ fees, stenographers’ fees, costs of advertising, and costs of title insurance and any other documentary evidence of title, shall be paid by the Grantor.

3.4         Possession of the Premises; Remedies for Leases and Rents.   The Grantor hereby waives all right to the possession, income, and Rents of the Premises and other Collateral from and after the occurrence of any Event of Default, and the Beneficiary is hereby expressly authorized and empowered, at and following any such occurrence and during the continuation of an Event of Default, to enter into and upon and take possession of the Premises and other Collateral or any part thereof. If any Event of Default shall occur, then, whether before or after institution of legal proceedings to foreclose the lien of this Deed of Trust or before or after the sale thereunder, the Beneficiary shall be entitled, in its discretion, to do all or any of the following: (i) enter and take actual possession of the Premises, the Rents, the Leases and other Collateral relating thereto or any part thereof personally, or by its agents or attorneys, and exclude the Grantor therefrom; (ii) with or without process of law, enter upon and take and maintain possession of all of the documents, books, records, papers and accounts of the Grantor relating thereto; (iii) as attorney-in-fact or agent of the Grantor, or in its own name as mortgagee and under the powers herein granted, hold, operate, manage and control the Premises, the Rents, the Leases and other Collateral relating thereto and conduct the business, if any, thereof either personally or by its agents, contractors or nominees, with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment of the Rents, the Leases and other Collateral relating thereto (including actions for the recovery of rent, actions in forcible detainer and actions in distress of rent); (iv) cancel or terminate any Lease or sublease for any cause or on any ground which would entitle the Grantor to cancel the same; (v) elect to disaffirm any Lease or sublease made subsequent hereto or subordinated to the lien hereof; (vi) make all necessary or proper repairs, decorations, renewals, replacements, alterations, additions, betterments and improvements to the Premises that, in its discretion, may seem appropriate; (vii) complete any construction in progress thereon at the expense of Grantor and to continue any and all outstanding contracts for the erection and completion of the Improvements; (viii) insure and reinsure the Collateral for all risks incidental to the Beneficiary’s possession, operation and management thereof; and (ix) receive all such Rents and proceeds, and perform such other acts in connection with the management and operation of the Collateral, as the Beneficiary in its discretion may deem proper, the Grantor hereby granting the Beneficiary full power and authority to exercise each and every one of the rights, privileges and powers contained herein at any and all times after and during the continuation of any Event of Default without notice to the Grantor or any other person.

The Beneficiary, in the exercise of the rights and powers conferred upon it hereby, shall have full power to use and apply the Rents to the payment, in such order as Beneficiary may determine, of or on account of any one or more of the following in such order as it may determine: (a) to the payment of the operating expenses of the Premises, including the cost of management and leasing thereof (which shall include reasonable compensation to the Beneficiary and its agents or contractors, if management be delegated to agents or contractors, and it shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into Leases), established claims for damages, if any, and premiums on insurance hereinabove authorized; (b) to the payment of taxes, charges and special assessments, the costs of all repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements of the Collateral, including the cost from time to time of installing, replacing or repairing the Collateral, and of placing the Collateral in such condition as will, in the judgment of the Beneficiary, make it readily rentable; and (c) to the payment of any Liabilities.

The entering upon and taking possession of the Premises, or any part thereof, and the collection of any Rents and the application thereof as aforesaid shall not cure or waive any Event of Default theretofore or thereafter occurring or affect any notice or Event of Default hereunder or invalidate any act done pursuant to any such Event of Default or notice, and, notwithstanding continuance in possession of the Premises or any part thereof by the Beneficiary or a receiver and the collection, receipt and application of the Rents, the Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law or in equity upon or after and during the continuation of the occurrence of an Event of Default.

3.5         Personal Property.

(a)         Remedies.   If any Event of Default shall occur, the Grantor shall, promptly upon request by the Beneficiary, assemble the Collateral and make it available to the Beneficiary at such place or places, reasonably convenient for both the Beneficiary and the Grantor, as the Beneficiary shall designate.

Without limiting the generality of the foregoing, whenever there exists an Event of Default hereunder, the Beneficiary may, with respect to so much of the Collateral as is personal property under applicable law, to the fullest extent permitted by applicable law, without further notice, advertisement, hearing or process of law of any kind, (i) notify any person obligated on the Collateral to perform directly for the Beneficiary its obligations thereunder, (ii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (iii) endorse any checks, drafts or other writings in the name of the Grantor to allow collection of the Collateral, (iv) take control of any proceeds of the Collateral, (v) enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral and render all or any part of the Collateral unusable, all without being responsible for loss or damage, (vi) sell any or all of the Collateral, free of all rights and claims of the Grantor therein and thereto, at any lawful public or private sale, and (vii) bid for and purchase any or all of the Collateral at any such public or private sale. Any proceeds of any disposition by the Beneficiary of any of the Collateral may be applied by the Beneficiary to the payment of expenses in connection with the Collateral, including reasonable attorneys’ fees and legal expenses, and any balance of such proceeds shall be applied by the Beneficiary toward the payment of such of the Liabilities and in such order of application as the Beneficiary may from time to time elect. Without limiting the foregoing, the Beneficiary may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as enacted in the State of California (the “Uniform Commercial Code”) or other applicable law as in effect from time to time or otherwise available to it under applicable law.

(b)         Notices.   The Grantor hereby expressly waives, to the fullest extent permitted by applicable law, except as otherwise expressly provided in this Deed of Trust or any of the other Loan Documents, any and all notices, advertisements, hearings, or process of law in connection with the exercise by the Beneficiary of any of its rights and remedies after an Event of Default occurs. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed by registered or certified mail, return receipt requested, at least ten (10) days before such disposition, postage prepaid, addressed to the Grantor at the address shown above. The Grantor hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest in connection with the Notes, the Liabilities and, to the fullest extent permitted by applicable law, any and all other notices, demands, advertisements, hearings or process of law in connection with the exercise by the Beneficiary of any of its rights and remedies hereunder, except as otherwise provided herein or in any of the other Loan Documents.

(c)         Power of Attorney.   The Grantor hereby constitutes the Beneficiary its attorney-in-fact with full power of substitution to take possession of the Collateral upon any Event of Default and, as the Beneficiary in its sole discretion deems necessary or proper, to execute and deliver all instruments required by the Beneficiary to accomplish the disposition of the Collateral; this power of attorney is a power coupled with an interest and is irrevocable while any of the Liabilities are outstanding.

3.6         Performance of Third Party Agreements.   The Beneficiary may, in its sole discretion at any time after the occurrence and during the continuation of an Event of Default, notify any person obligated to the Grantor under or with respect to any Third Party Agreements of the existence of an Event of Default, require that performance be made directly to the Beneficiary at the Grantor’s expense, and advance such sums as are necessary or appropriate to satisfy the Grantor’s obligations thereunder; and exercise, on behalf of the Grantor, any and all rights of the Grantor under any Third Party Agreements as the Beneficiary in its sole discretion deems necessary or appropriate, and the Grantor agrees to cooperate with the Beneficiary in all ways reasonably requested by the Beneficiary (including the giving of any notices requested by, or joining in any notices given by, the Beneficiary) to accomplish the foregoing.

3.7         No Liability on Beneficiary.   Notwithstanding anything contained herein, the Beneficiary shall not be obligated to perform or discharge, and does not hereby undertake to perform or discharge, any obligation, duty or liability of the Grantor, whether hereunder, under any of the Third Party Agreements or otherwise. The Beneficiary shall not have responsibility for the control, care, management or repair of the Premises or be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Premises resulting in loss, injury or death to any tenant, licensee, employee, stranger or other person. No liability shall be enforced or asserted against the Beneficiary in its exercise of the powers granted to it under this Deed of Trust, and the Grantor expressly waives and releases any such liability. Should the Beneficiary incur any such liability, loss or damage under any of the Third Party Agreements or under or by reason hereof, or in the defense of any claims or demands, the Grantor agrees to reimburse the Beneficiary immediately upon demand for the full amount thereof, including costs, expenses and attorneys’ fees, except for any liability, loss or damage caused by the Beneficiary’s gross negligence or willful misconduct.

IV. GENERAL

4.1         Powers of Trustee.   The following provisions apply to Trustee:

(a)         Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law, and by its acceptance hereof, Trustee covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and Trustee hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof.

(b)         At any time and from time to time, without liability therefor and without notice, upon written request of Beneficiary, Trustee shall (i) consent in writing to the making of any map or plat of the Real Estate (ii) join in granting any easement thereon, (iii) join in any extension agreement or any agreement subordinating the lien or charge hereof.

(c)         Trustee may resign at any time upon giving thirty (30) days’ notice in writing to Grantor and to Beneficiary.

(d)         Beneficiary may, from time to time, by written instrument executed and acknowledged by Beneficiary, mailed to Grantor and recorded in the county in which the Real Estate is located, and by otherwise complying with the provisions of the applicable law of the State of California, substitute a successor or successors to the person or persons then named herein or acting hereunder as Trustee.

(e)         The Beneficiary, with or without cause, is authorized either in its own name or through an attorney or attorney-in-fact appointed for the purpose by written instrument duly recorded and without any formality other than a designation in writing of a successor substitute trustee, to appoint a successor or substitute trustee who shall thereupon become vested with and succeed to all the rights, title and powers given to Trustee herein named, the same as if the successor or substitute trustee had been named original Trustee herein. Such right to appoint a successor or substitute trustee shall exist as often and whenever Beneficiary desires.

(f)         Trustee, or anyone acting in its stead, shall have, in its discretion, authority to employ all proper agents and attorneys in the execution of this trust and in the conducting of any sale made pursuant to the terms hereof, and to pay for such services rendered out of the proceeds of the sale of the Premises, should any be realized. If no sale be made or if the proceeds of sale be insufficient to pay the same, then Grantor hereby undertakes and agrees to pay the costs of such services rendered to Trustee.

(g)         If Trustee shall be made a party to or shall intervene in any action or proceeding affecting the Premises or the title thereto, or the interest of Trustee or Beneficiary under this Deed of Trust, except for any action or proceeding arising out of the willful misconduct or, to the extent prohibited by law, the gross negligence of Trustee or Beneficiary, Trustee and Beneficiary shall be reimbursed by Grantor, immediately and without demand, for all reasonable costs, charges and attorneys’ fees incurred by them or any of them in any case, and the same shall become so much additional indebtedness secured hereby.

(h)         At any time and from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person with respect to any of the Liabilities or the effect of this Deed of Trust upon the remainder of the Collateral, Trustee may (i) reconvey any part of the Collateral, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon, or (iv) join in any extension agreement, agreement subordinating the lien or charge hereof, or other agreement or document relating hereto or to the Collateral.

4.2         Permitted Acts.   Grantor agrees that, without affecting or diminishing in any way the liability of Grantor or any other person, except any person expressly released in writing by Beneficiary (with the consent of any pledgee of the Liabilities), for the payment or performance of any of the Liabilities or for the performance of any obligation contained herein or affecting the lien hereof upon the Collateral or any part thereof, Beneficiary may at any time and from time to time, without notice to or the consent of any person: (a) release any person liable for the payment or performance of the Liabilities or any guaranty given in connection therewith; (b) extend the time for, or agree with Grantor to alter the terms of payment, reimbursement or performance of any of the Liabilities or any guaranty given in connection therewith; (c) modify or waive any obligation; (d) subordinate, modify or otherwise deal with the lien hereof; (e) accept additional security of any kind for repayment of the Liabilities or any guaranty given in connection therewith; (f) release any Collateral or other property securing any or all of the Liabilities or any guaranty given in connection therewith; (g) make releases of any portion of the Premises; (h) consent to the making of any map or plat of the Premises; (i) consent to the creation of any easements on the Premises or of any covenants restricting the use or occupancy thereof; or (j) exercise or refrain from exercising, or waive, any right Beneficiary may have.

4.3         Indemnification.   Without limiting any other indemnification contained in the Loan Documents, Grantor agrees to indemnify Beneficiary and Trustee, and hold Beneficiary and Trustee and each of their respective officers, directors, employees and agents harmless, from and against any and all losses, damages, costs, expenses and claims of any kind whatsoever (including, without limitation, reasonable attorneys’ fees), except to the extent that such losses, damages, costs, expenses and claims are caused by Beneficiary’s or Trustee’s gross negligence or willful misconduct, which Beneficiary or Trustee may pay or incur in connection with the Loan Agreement, the Notes, this Deed of Trust and the other Loan Documents and any suit or proceeding in or to which Beneficiary or Trustee may be made or become a party, which suit or proceeding does or may affect all or any portion of the Collateral or the value, use or operation thereof or this Deed of Trust or the validity, enforceability, lien or priority hereof or of any of the Liabilities or indebtedness secured hereby.

4.4         Obligatory Future Advances.   This Deed of Trust is granted to secure future advances and loans from Beneficiary to or for the benefit of Grantor or their respective successors and assigns or the Premises, as provided in the Loan Agreement regardless of whether, at the time or times of such advances, Grantor is then the owner of the Collateral or any interest in any hereof, and costs and expenses of enforcing Grantor’s obligations under this Deed of Trust, the Loan Documents and the Loan Agreement. All advances, disbursements or other payments required by the Loan Agreement are obligatory advances up to the credit limits established therein and shall, to the fullest extent permitted by law, have priority over any and all mechanics’ liens and other liens and encumbrances arising after this Deed of Trust is recorded.

4.5         Fixture Filing.   This Deed of Trust is intended to constitute a security agreement between Grantor and Beneficiary. The recording of this Deed of Trust shall be effective as a financing statement filed as a fixture filing within the purview of the Uniform Commercial Code with respect to all fixtures and goods described herein, which goods are or may become fixtures relating to the Real Estate, and is to be recorded with the appropriate authority where the Real Estate (including said fixtures) is situated. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and is to be filed for record in the real property records of the county in which the Real Estate is located. The mailing address of Grantor (debtor) is set forth above on the first page of this Deed of Trust and the address of Beneficiary (secured party) from which information concerning the security interest may be obtained is set forth above on the first page of this Deed of Trust.

4.6         Security Agreement.   This Deed of Trust shall be self-operative and constitute a security agreement pursuant to the Uniform Commercial Code with respect to the Collateral, and Beneficiary shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as well as all other rights and remedies available at law or in equity. Grantor shall, and irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Grantor to, execute, deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Beneficiary may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Grantor shall pay (or reimburse Beneficiary for) all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements that Beneficiary may reasonably require.

4.7         Full Reconveyance.   Upon written request of Beneficiary stating that all sums secured hereby have been paid and all obligations secured hereby have been performed, and upon surrender of this Deed of Trust and the Notes to Trustee for cancellation and retention and upon payment by Grantor of Trustee’s fees, Trustee shall reconvey to Grantor, or the person or persons legally entitled thereto, without warranty, any portion of the Premises then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.”

4.8         Notices.   Grantor hereby requests that a copy of any notice of default and any notice of sale hereunder be mailed to it at the address set forth above in this Deed of Trust. All notices, demands and other communications hereunder to either party shall be given to the parties hereto at their addresses set forth above shall be deemed to have been given in accordance with the terms of the Loan Agreement.

4.9         Place of Organization.   Grantor represents and warrants that it is organized or registered under the laws of the state of its formation and Grantor agrees that it shall not change the jurisdiction in which it is organized or registered without Beneficiary’s prior written approval.

4.10       Successors; Grantor; Gender.   All provisions hereof shall bind Grantor and Beneficiary and their respective successors, vendees and assigns and shall inure to the benefit of the Beneficiary, its successors and assigns, and Grantor and its permitted successors and assigns. Grantor shall not have any right to assign any of its rights hereunder. Except as limited by the preceding sentence, the word “Grantor” shall include all persons claiming under or through Grantor and all persons liable for the payment or performance by Grantor of any of the Liabilities whether or not such persons shall have executed this Deed of Trust or the other Loan Documents. Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

4.11       Care by the Beneficiary.   Beneficiary shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral assigned by Grantor to Beneficiary or in the Beneficiary’s possession if it takes such action for that purpose as Grantor requests in writing, but failure of Beneficiary to comply with any such request shall not be deemed to be (or to be evidence of) a failure to exercise reasonable care, and no failure of Beneficiary to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Grantor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

4.12       Beneficiary Statements.   If Grantor requests a statement of Beneficiary as to the Liabilities secured by this Deed of Trust, Grantor shall pay to Beneficiary for each such statement the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by Beneficiary as of the time said statement is furnished. Grantor shall also pay the charges of Beneficiary for any other service rendered to or on behalf of Grantor in connection with this Deed of Trust or the Liabilities, including the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting records pertaining to this Deed of Trust and the Liabilities and replacing any existing policy of insurance held hereunder with another such policy.

4.13       No Waiver; Writing.   No delay on the part of Beneficiary in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Beneficiary of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions.

4.14       Governing Law.   This Deed of Trust shall be a contract made under and governed by the internal laws of the State of California.

4.15       Attorneys’ Fees.   If any Event of Default occurs, Grantor shall pay all costs of enforcement and collection, including but not limited to, reasonable attorneys’ fees, whether or not such enforcement and collection includes the filing of a lawsuit. As used in this Deed of Trust and in the other Loan Documents, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the reasonable fees and expenses of counsel to the parties hereto, which may include printing, Photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms “attorneys’ fees” or “attorneys’ fees and costs” shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations, bankruptcy proceedings and any post-judgment proceedings to collect any judgment, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred. The provisions allowing for the recovery of post-judgment fees, costs and expenses are separate and several and shall survive the merger of the applicable Loan Document into any judgment.

4.16       Waiver.   Grantor, on behalf of itself and all persons now or hereafter interested in the Premises or the Collateral, voluntarily and knowingly hereby: waives, to the fullest extent permitted by applicable law, all rights under all appraisement, homestead, moratorium, valuation, exemption, stay, extension, and redemption statutes, laws or equities now or hereafter existing, and hereby further waives the pleading of any statute of limitations as a defense to any and all Liabilities secured by this Deed of Trust, and Grantor agrees that no defense, claim or right based on any thereof will be asserted, or may be enforced, in any action enforcing or relating to this Deed of Trust or any of this Collateral. Without limiting the generality of the preceding sentence, Grantor, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Premises subsequent to the date of this Deed of Trust, hereby irrevocably waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust or under any power contained herein or under any sale pursuant to any statute, order, decree or judgment of any court. Grantor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Collateral shall be sold in the event of any sale or sales pursuant hereto and to have any of the Collateral and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

4.17       JURY TRIAL.   TO THE EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS DEED OF TRUST OR ANY LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS DEED OF TRUST OR ANY RELATED DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

4.18       No Merger.   It being the desire and intention of the parties hereto that this Deed of Trust and the lien hereof do not merge in fee simple title to the Premises, it is hereby understood and agreed that should Beneficiary acquire an additional or other interests in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by Beneficiary as evidenced by an express statement to that effect in an appropriate document duly recorded, this Deed of Trust and the lien hereof shall not merge in the fee simple title, toward the end that this Deed of Trust may be foreclosed as if owned by a stranger to the fee simple title.

4.19       Time of Essence.   Time is declared to be of the essence in this Deed of Trust, the Notes and the Loan Documents and of every part hereof and thereof.

4.20       No Reliance by Others on the Premises; Single Zoning Lot and Tax Parcel.   Grantor covenants that it will not cause or permit any land, building or other improvement, or other property of any kind whatsoever which is not subject to the lien of this Deed of Trust (regardless of whether such property is owned by Grantor) to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement of any kind whatsoever, and Grantor hereby assigns to Beneficiary any and all rights to give or withhold consent for all or any portion of the Premises or any interest therein to be so used. Grantor represents, warrants and covenants that no building or other improvement situated on or comprising part of the Premises does, or at any time will, rely on any property not subject to the lien of this Deed of Trust to fulfill any governmental or municipal requirement of any kind whatsoever. Grantor shall not cause or permit to be impaired the integrity of the Premises as a single zoning lot and one or more single tax parcels separate and apart from all other zoning lots and tax parcels. Any act or omission by Grantor which would result in a violation of any of the provisions of this Section shall be void ab initio and of no force or effect for any purpose whatsoever.

4.21       Future Advances.   This Deed of Trust secures all present and future Liabilities of Grantor to the Beneficiary. The amount of present and future Liabilities includes interest, any disbursements and taxes and insurances on the Premises, plus interest thereon, and any other sums advanced in accordance with the terms hereof or any of the Loan Documents to protect the security of this Deed of Trust or any of the Loan Documents.

4.22       Beneficiary Not a Joint Venturer or Partner.   Grantor and Beneficiary acknowledge and agree that in no event shall Beneficiary be deemed to be a partner or joint venturer with Grantor. Without limitation of the foregoing, Beneficiary shall not be deemed to be such a partner or joint venturer on account of its becoming a Beneficiary in possession or exercising any rights pursuant to this Deed of Trust or pursuant to any other instrument or document evidencing or securing any of the Liabilities secured hereby, or otherwise.

4.23       Inconsistency With Loan Agreement.   If there should be any irreconcilable inconsistency between the provisions of this Deed of Trust and the provisions of the Loan Agreement, the terms and provisions of the Loan Agreement shall govern and control.

V. STATE LAW PROVISIONS

5.1         Certain Matters Relating to Collateral Located in the State of California.   With respect to the Collateral which is located in the State of California, notwithstanding anything contained herein to the contrary:

(a)         Full Reconveyance.   Upon written request of Beneficiary stating that all sums secured hereby have been paid, upon surrender to Trustee of the Notes and the original or a certified copy of this Deed of Trust for cancellation and retention, and upon payment of its fees, Trustee shall fully reconvey, without warranty, the entire remaining Collateral then held hereunder. The recitals in such reconveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”

(b)         Dwellings.   No portion of the proceeds of the Loan shall be used by Grantor to finance the purchase or construction of real property containing four (4) or fewer residential units or on which four (4) or fewer residential units are to be constructed. No portion of the Collateral is or will be a “dwelling” within the meaning of Section 10240.1 or Section 10240.2 of the California Business and Professions Code.

(c)         Indemnity; Expenses.   The Grantor will pay or reimburse the Trustee and the Beneficiary for all reasonable attorneys’ fees, costs and expenses incurred by either of them in any suit, action, legal proceeding or dispute of any kind in which either of them is made a party or appears as party plaintiff or defendant, affecting the Liabilities, this Deed of Trust or the interest created herein, or the Collateral, or any appeal thereof, including, but not limited to, activities related to enforcement of the remedies of Beneficiary, activities related to protection of Beneficiary’s collateral, any foreclosure action or exercise of the power of sale, any condemnation action involving the Collateral or any action to protect the security hereof, any bankruptcy or other insolvency proceeding commenced by or against the Grantor, and any such amounts paid or incurred by the Trustee or the Beneficiary shall be added to the Liabilities and shall be secured by this Deed of Trust. The agreements of this subsection shall expressly survive in perpetuity satisfaction of this Deed of Trust and repayment of the Liabilities, any release, reconveyance, discharge of foreclosure of this Deed of Trust, conveyance by deed in lieu of foreclosure, sale, and any subsequent transfer by trustee’s conveyance of the Collateral.

(d)         Supplemental Environmental Provisions.   In the event that any portion of the Collateral is determined to be “environmentally impaired” (as “environmentally impaired” is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an “affected parcel” (as “affected parcel” is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Beneficiary’s or Trustee’s rights and remedies under this Deed of Trust, Beneficiary may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (i) waive its lien on such environmentally impaired or affected portion of the Collateral, and (ii) exercise the rights and remedies of an unsecured creditor, including reduction of its claim against Grantor to judgment and any other rights and remedies permitted by law. For purposes of determining Beneficiary’s right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Grantor shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Collateral and Grantor knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. Beneficiary shall have the right under this Deed of Trust to allocate amounts recovered on the Liabilities first to those portions thereof other than damages and other amounts recoverable under California Code of Civil Procedure Section 736, and thereafter to damages and other amounts recoverable under said Section.

(e)         Foreclosure By Power of Sale.   Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall deliver to Trustee a written declaration of default and demand for sale, and shall deposit with Trustee this Deed of Trust and the Notes and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

i)         Upon receipt of notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Grantor such notice of default and election to sell as is then required by law. Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell the Collateral at the time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items and in such order as Beneficiary may direct Trustee so to do, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matter or fact shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Grantor, Trustee or Beneficiary, may purchase at such sale, and Grantor hereby covenants to warrant and defend the title of such purchaser or purchasers.

ii)        Subject to applicable law, Trustee may postpone the sale of all or any portion of the Collateral by public announcement at the time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

iii)       Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Beneficiary shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor Trustee, or by any receiver or public officer. Any Beneficiary purchasing at any such sale shall have the right to credit the secured indebtedness owing to such Beneficiary upon the amount of its bid entered at such sale to the extent necessary to satisfy such bid. Said Trustee may appoint an attorney-in-fact to act in its stead as Trustee to conduct sale as hereinbefore provided. Grantor authorizes and empowers the Trustee to sell the Property, in lots or parcels or as a whole, and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto of the estate of title then existing on the Property and bills of sale with covenants of general warranty. Grantor binds himself to warrant and forever defend the title of such purchaser or purchasers when so made by the Trustee, and agrees to accept proceeds of said sale, if any, which are payable to Grantor as provided herein

(f)         Separate Sales.   The Collateral may be sold in one or more parcels and in such manner and order as Beneficiary, in its sole discretion, may direct Trustee so to do. A sale of less than the whole of the Collateral or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein, and subsequent sales may be made hereunder until all obligations secured hereby have been satisfied, or the entire Collateral sold, without defect or irregularity.

(g)         Release of and Resort to Collateral.   Beneficiary may release, regardless of consideration and without the necessity for any notice to a consent by the holder of any subordinate lien on the Collateral, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Collateral. For payment of the Liabilities, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

(h)         Waiver of Redemption, Notice and Marshalling of Assets.   To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (i) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (ii) all notices of any Event of Default or of Trustee’s election to exercise or his actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (iii) any right to a marshalling of assets or a sale in inverse order of alienation.

(i)         Discontinuance of Proceedings.   If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

(j)         No Mortgagee in Possession.   Neither the enforcement of any of the remedies under this Deed of Trust nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity, shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Collateral, to obligate Beneficiary or Trustee to lease the Collateral or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

(k)         Border Zone Property.   To the best of Grantor’s knowledge, the Collateral has not been designated as “border zone property” under the provisions of California Healthy and Safety Code, Sections 25220 et. seq. (“Border Zone Property”) and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Collateral that could cause the Collateral to be designated as Border Zone Property.

(l)         Application of Foreclosure Sale Proceeds.   If any foreclosure sale is effected, Trustee shall apply the proceeds of such sale in the following order of priority: First, to the costs, fees and expenses of exercising the power of sale and of sale, including, without limitation, the payment of the Trustee’s fees and attorneys’ fees permitted pursuant to subdivision (b) of California Civil Code Section 2924d and subdivision (b) of Section 2924k; Second, to the payment of the Liabilities which are secured by this Deed of Trust, in such order as Beneficiary shall determine in its sole discretion; Third, to satisfy the outstanding balance of obligations secured by any junior liens or encumbrances in the order of their priority; and Fourth, to the Grantor or the Grantor’s successor in interest, or in the event the Collateral has been sold or transferred to another, to the vested owner of record at the time of the Trustee’s sale.

(m)         Separate and Community Property.   Any married person who executes this Deed of Trust as a “Grantor” agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon any separate property or community property of that person.

(n)         Setoff Claims.   For the avoidance of doubt, no portion of the Liabilities secured by this Deed of Trust shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that Grantor may have or claim to have against Beneficiary. Grantor hereby waives, to the fullest extent permitted by applicable law, the benefits of California Code of Civil Procedure §431.70, which provides:

Where cross-demands for money have existed between persons at any point in time when neither demand was barred by the statute of limitations, and an action is thereafter commenced by one such person, the other person may assert in the answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the person’s claim would at the time of filing the answer be barred by the statute of limitations. If the cross-demand would otherwise be barred by the statute of limitations, the relief accorded under this section shall not exceed the value of the relief granted to the other party. The defense provided by this section is not available if the cross-demand is barred for failure to assert it in a prior action under Section 426.30. Neither person can be deprived of the benefits of this section by the assignment or death of the other. For the purposes of this section, a money judgment is a “demand for money” and, as applied to a money judgment, the demand is barred by the statute of limitations when enforcement of the judgment is barred under Chapter 3 (commencing with Section 683.010) of Division 1 of Title 9.

(p)         Fixture Filing.   Some or all of the Collateral may be or become a fixture in which Beneficiary has a security interest under this Deed of Trust, and the purpose of this Section 5.1(p) is to create a fixture filing under Sections 9313 and 9402 of the Uniform Commercial Code, as amended or recodified from time to time. The rights, remedies and interests of Beneficiary under this Deed of Trust and under other provisions of this Deed of Trust are independent and cumulative, and there shall be no merger of any security interest created by the Deed of Trust with any lien created under the other provisions of this Deed of Trust. Beneficiary may elect to exercise or enforce any of its rights, remedies, or interests under the provisions of this Deed of Trust as Beneficiary may from time to time deem appropriate.

(q)         One Form of Action.   By exercising any of Beneficiary’s rights or remedies under this Deed of Trust, Grantor acknowledges and agrees, to the maximum extent permitted by law, that Beneficiary shall not be deemed to have exercised any equitable right of setoff, foreclosed any statutory banker’s lien, initiated or prosecuted any “action” to enforce the rights and obligations secured by this Deed of Trust, or the Loan Documents, as the term “action” is used in California Code of Civil Procedure Section 726 (“Section 726”), or to have violated the “security first” principle of Section 726. Accordingly, the exercise of any or all of Beneficiary’s rights and remedies under this Deed of Trust shall not in any way prejudice or affect Beneficiary’s right to initiate and complete a judicial or non-judicial foreclosure under this Deed of Trust. This Deed of Trust evidences the consensual granting of a personal property security interest in the Reserve Accounts as permitted by the Uniform Commercial Code; the parties do not intend that the exercise by Beneficiary of any of its rights or remedies hereunder shall have any different consequences under Section 726 than the exercise of rights or remedies under any other security agreement under which a secured party has been granted a security interest in other types of personal property.

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Deed of Trust on the day and year first above written.

CAMERON PARK SENIOR LIVING DELAWARE, LLC, a Delaware limited liability company

By:	/s/ Erik N. Pilegaard
Name:	Erik N. Pilegaard
Its:	Authorized Signatory

STATE OF California)
)ss
COUNTY OF El Dorado)

On 9/12/2012, before me, Melissa Anne Billups, Notary Public personally appeared Erik N. Pilegaard                                , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and seal.

/s/ Melissa A. Billups
Signature

Printed Name: Melissa Anne Billups

(SEAL)

EXHIBIT A

Description of the Land

All that certain real property situated in the County of El Dorado, State of California, described as follows:

Unincorporated Area

PARCEL ONE:

ALL THAT PORTION OF SECTIONS 2 AND 3, TOWNSHIP 09 NORTH, RANGE 09 EAST, M. D.B.&M. DESCRIBED AS FOLLOWS:

PARCEL 2, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN THE OFFICE OF THE COUNTY RECORDER, COUNTY OF EL DORADO, STATE OF CALIFORNIA ON DECEMBER 28, 2006 IN BOOK 49 OF PARCEL MAPS AT PAGE 111.

EXCEPTING THEREFROM ALL THAT PORTION, CONVEYED TO THE COUNTY OF EL DORADO IN THAT CERTAIN IRREVOCABLE OFFER OF DEDICATION AND ACCEPTANCE RECORDED JANUARY 16, 2009, AS SERIES NO. 2009-1669, OFFICIAL RECORDS.

ASSESSORS PARCEL NUMBER: 083-350-53-100

PARCEL TWO

LOTS 1 THROUGH 64, INCLUSIVE, AS SHOWN ON THE MAP OF CAMERON PARK CONGREGATE CARE, THE DUETS, RECORDED ON SEPTEMBER 17, 2008 IN BOOK “J” OF MAPS, AT PAGE 105, EL DORADO COUNTY RECORDS.

ASSESSORS PARCEL NUMBER: 083-620-01-100 THROUGH APN 083-620-64-100 INCLUSIVE

PARCEL THREE

AN EASEMENT AS AN APPURTENANCE TO PARCEL TWO ABOVE, FOR GENERAL USE, OVER LOT “R” AS SHOWN ON THE MAP OF CAMERON PARK CONGREGATE CARE, THE DUETS, RECORDED ON SEPTEMBER 17, 2008 IN BOOK “J” OF MAPS, AT PAGE 105, EL DORADO COUNTY RECORDS.

Common Address: 3081 Ponte Morino Drive, Cameron Park, California